UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2014, Mirati Therapeutics, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02(a)    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Mirati Therapeutics, Inc. (the “Company”) has determined that a restatement is required to the previously reported diluted loss per share amount for the quarterly period ended March 31, 2013.  The correction has no impact on the Company’s consolidated balance sheets, net loss or comprehensive loss, basic loss per share or the consolidated statement of cash flows as previously reported for the quarterly period ended March 31, 2014.  Furthermore, the correction does not impact any other previously reported periods.

The Audit Committee of the Company’s Board of Directors concluded on May 13, 2014, after discussion with the Company’s management and its independent registered public accounting firm, Ernst & Young LLP, that the financial statements for the quarter ended March 31, 2013 included in the Company’s Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on May 10, 2013, could no longer be relied upon because of an error in the financial statements.

In 2011 and 2012, the Company issued common stock warrants in connection with equity financings. These warrants were initially classified within stockholders’ equity. However, on January 1, 2013, the Company changed its functional currency to the US dollar which changed how the Company accounts for these warrants which have exercise prices denominated in Canadian dollars. Upon the change in functional currency, the Company classified these warrants as a current liability.  The change in fair value of the warrants for each period is reflected as other income or expense in the Company’s condensed consolidated statements of operations and comprehensive loss.

The calculation of diluted loss per share requires that, to the extent the average market price of the underlying shares for the reporting period exceeds the exercise price of the warrants and the presumed exercise of such securities are dilutive to loss per share for the period, an adjustment to net loss used in the calculation is required to remove the change in fair value of the warrants from the numerator for the period. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares, if any, under the treasury stock method. The Company failed to make such adjustments to the diluted loss per share calculations for the period discussed above.

A summary of the impact of the correction of the error on the diluted loss per share amounts for the period discussed above is shown below.  Also shown below is a summary of the diluted loss per share data as reported in the Company’s subsequent quarterly and annual filings with the Securities and Exchange Commission for the year ended December 31, 2013.

	Three Months Ended			Twelve Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Diluted loss per share — as originally reported	$(0.42)	$(0.81)	$(2.95)	$(4.78)
Difference in diluted loss per share	(0.26)	—	—	—
Diluted loss per share — restated	$(0.68)	$(0.81)	$(2.95)	$(4.78)

As a result of the error described above, the Company has determined that a material weakness in its internal control over financial reporting existed as of March 31, 2013 and has not yet been remediated as it relates to the calculation and disclosure of diluted loss per share.  The Company has completed the restatement of the affected financial statements and expects to file them on its Quarterly report on Form 10-Q for the quarter ended March 31, 2014 on May 15, 2014.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 15, 2014.